An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR - SUBJECT TO COMPLETION – DATED NOVEMBER 16, 2023

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Registrant’s principal address: 3172 North Rainbow Boulevard #1254, Las Vegas, NV 89108

Registrant’s telephone number, including area code: (647) 556-3824

Registrant’s website: www.avvenire.com

Avvenire Electric Vehicle International Corp. (herein referred to as “we,” “us,” “our,” and the “Company”) is offering up to 50,000,000 units (“Units”), each consisting of one share of our common stock with one warrant to purchase one share of common stock. We intend to offer Units at $1.50 each for gross proceeds of up to $75,000,000. The minimum investment established for each investor is $1,000. The sale of Units will commence once this Offering Circular, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC”). Units will be offered on a best-efforts basis. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 36.

Price of Units	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]	Proceeds to Other Persons
Per Unit	$1.50	$0.075	$1.425	$0.00

Total Maximum	$75,000,000	$3,760,000	$71,240,000	$0.00

(1)	Please note that the Company is offering its common stock and Warrants within the Units pursuant to this Offering Circular and is not offering the shares issuable upon exercise of the Warrants at this time. In order for investors to be able to exercise their Warrants, the Company must include such underlying shares in an offering under Tier 2 of Regulation A promulgated under the Securities Act or are otherwise registered with the SEC. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Units is not sold.

(2)	Entoro Securities, LLC, referred to herein as the “Broker”, has been engaged by the Company for administrative and compliance related services and as placement agent in connection with this offering. We will pay Entoro a commission equal to 1% of gross offering proceeds during the term of our placement agent agreement with Entoro, except in cases that Entoro has facilitated the sale of Units, in which case we will pay Entoro a commission equal to 5% of the gross offering proceeds. Please see “Plan of Distribution” for additional information.

(3)	We expect to incur expenses relating to this offering in addition to the fees due to Broker, including, but not limited to, legal, accounting, marketing, travel, technology, and other miscellaneous expenses, which are not included in the foregoing table. See “Use of Proceeds” for more detail.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our common stock and Warrants are not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities and investors should expect to hold the Units indefinitely.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”).

This offering is being made pursuant to Tier 2 of Regulation A (Regulation A Plus), following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors” and the exhibits, before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to Avvenire Electric Vehicle International Corp. and its subsidiaries.

The Company

The Company was formed in Nevada on September 15, 2022 to produce a suite of innovative next-generation on-road and off-road light electric vehicles (LEVs) to launch in North America and select global markets.

In September 2022, the Company acquired the right, title and interests in all concepts, inventions, confidential information, know-how, intellectual property, molds and equipment for a lineup of cutting-edge, cost-effective, environmentally sustainable and holistic transportation solutions for everyday use. All of the acquired assets are currently prototypes and the mold for each LEV is currently under construction, except for one model for which the mold has been completed. The proceeds of this Regulation A offering will be used to continue work on and complete its prototypes, begin manufacturing of its products, develop new products and build out its own production facilities, warehouses, fulfillment centers and showrooms.

Aldo Baiocchi is currently the Company’s sole officer and director. The Board of Directors is elected by the Company’s shareholders annually and the Company’s officers are appointed by the Company’s directors.

Our principal address is located at 3172 North Rainbow Boulevard #1254, Las Vegas, NV 89108, and our telephone number is (647) 556-3824.

Going Concern

The consolidated financial statements included in this Offering Circular have been prepared on a going concern basis which assumes our Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The ability to continue as a going concern is dependent upon our Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Our Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of our Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for our Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about our Company’s ability to continue as a going concern. The consolidated financial statements of our Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

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Capitalization

Prior to this offering, the Company had the following securities issued and outstanding:

200,000,000 Shares of common stock

200,000,000 Warrants

Following this offering authorizing the issuance of 50,000,000 Units, assuming all offered, the Company will have the following securities issued and outstanding, assuming no additional securities are issued and no Warrants are exercised:

250,000,000 Shares of common stock

250,000,000 Warrants

Conflicts of Interests

The Company’s management and their affiliates may engage in and possess interests in other business ventures of any and every type or description, independently or with others, whether similar or dissimilar to the Company’s business. Neither the Company nor any investor shall have any right, title, or interest in or to such independent ventures. The Company may engage affiliates of the Company’s management to provide services to the Company. AEV is an affiliate of our sole officer and director and, thus, the purchase of our assets from AEV was not an arm’s length transaction.

Use of Proceeds

In general, the Company will use net proceeds from the offering to continue to complete its prototypes, begin manufacturing of its products, develop new products and build out its own production facilities, warehouses, fulfillment centers and showrooms. See “Use of Proceeds” on page 23 for more detail.

Reporting

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Securities Act of 1933, as amended (the “Securities Act”). Rather, we will be subject to the more limited reporting requirements under Tier 2 of Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);
●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and
●	current reports for certain material events.

At any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we intend to qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which will entitle us to take advantage of certain reduced reporting requirements and relieve us certain other significant requirements that are otherwise generally applicable to public companies.

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The Offering

This offering circular relates to the sale of up to 50,000,000 Units consisting of one Share of our common stock and one Warrant to buy a Share of our common stock. Units will be offered at a price of $1.50 each, for gross proceeds of up to $75,000,000, assuming all Units are sold. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Units is not sold. The minimum investment amount established for each investor is $1,000. All funds raised by the Company from this offering will be immediately available for the Company’s use.

No Warrant may be exercised until at least one year from its issuance. Further, Warrants may not be exercised unless the shares underlying the Warrants (“Underlying Shares”) have been included in an offering under Tier 2 of Regulation A promulgated under the Securities Act or are otherwise registered with the SEC. When eligible, Warrants may be exercised at a price of $3.00 per share. Notwithstanding the foregoing, in the event the shares become publicly traded (on national securities exchange or over the counter market or alternative trading system) and trade at a price of $3.25 or more, the termination date of the Warrants will be accelerated to the day thirty (30) days from the first date the shares trade at such price. Warrants will expire October 21, 2027. Warrants may not be transferred without consent from the Company. Further, The Company is under no obligation to include the Underlying Shares in any Regulation A offering or to otherwise register the Underlying Shares with the SEC.

The sale of Units will commence upon this Offering Circular, as amended, being qualified by the SEC. We will conduct separate closings, which closings will be conducted on a rolling basis promptly after receiving subscriptions and in no case less frequently than every 30 days. This offering will terminate at the earlier to occur of: (i) all Units offered hereby are sold, or (ii) three years from the date this offering circular, as amended, is qualified with the SEC. Notwithstanding the foregoing, the Company may amend this offering at any time or terminate this offering following its first closing, at which time it will file an amendment or supplement to the offering statement, as appropriate. Investors will have no rights as shareholders until their subscription has been accepted and there has been a closing of the sale of Units to the investor.

Units are being offered on a “best efforts” basis. We have engaged Entoro Securities, LLC to act as the Broker of record and placement agent in connection with this offering.

We have engaged Issuance, Inc. (“Issuance”) to provide the technology platform and related services being used to obtain subscriptions for Units.

In order to subscribe to purchase the interests, a prospective investor must go to our website, https://avvenire.com/investors-reg-A/, and complete a subscription agreement and send payment by wire transfer, ACH, or credit card. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

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INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Units to the extent such risks have not been contemplated by the Company.

Risks Related to this Offering and our Common Stock

There is no current market for any securities of the Company.

You should be prepared to hold this investment for several years or longer. More importantly, there is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares or Warrants as collateral.

Using a credit card to purchase Units may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach 25% or over in some states) add to the effective purchase price of the securities you buy. See “Plan of Distribution and Selling Shareholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g., minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

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The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the state of Nevada, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 3 to this Offering Circular. In the subscription agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the state of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

By purchasing Units in this offering, you are bound by the provision contained in our subscription agreement which provides for a waiver of rights to a jury trial which limits your ability to have a jury decide the factual merits of your claim.

By purchasing Units in this offering, you agree to be bound by the jury trial waiver provision in our subscription agreement which provides that you waive your rights to a jury trial in any dispute relating to or arising out of the subscription agreement, purchase of Units, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that the waiver of your rights to a jury trial does not apply to claims made under the federal securities laws. Purchasers of interests in a secondary transaction would also be subject to the same jury waiver that is currently in our subscription agreement. The waiver of a jury trial may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company, except in the case of claims made under the federal securities laws.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

We may need additional capital, and the sale of additional shares or other equity securities will result in additional dilution to our stockholders.

We may require additional capital for the development, manufacture and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities will result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our CEO beneficially holds 35% of our stock issued and acquirable through his entities Baiocchi Ventures Inc. and 2659948 ONTARIO INC. Rob Abenante, who provides services to the Company and owns a significant portion of AEV, through his entity Cavallo Group, owns 60.5% of our issued and acquirable shares. Accordingly, they have significant influence over our affairs due to their substantial ownership coupled with their positions with the Company. For example, they will be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

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Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds,” however, such description is not binding, and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Units from the Company has been arbitrarily determined.

Our management has determined the offering price for the Units offered by the Company. The price of the Units we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Shares sold in this offering may be more or less than the fair market value for our securities.

The best-efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Units are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of units but will use our best efforts to sell the Units offered by us. As a “best effort” offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our securities and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares or Warrants. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our Units of $1.50 per Unit (share and Warrant) is substantially higher than the price paid for 200,000,000 Units (share and Warrant) by our founders, which was $0.0001 per Unit (Share and Warrant. Therefore, if you purchase Units in this offering, you will incur immediate dilution in the net tangible book value per Unit from the price you paid.

Anti-takeover provisions contained in provisions of Nevada law could impair a takeover attempt.

As a Nevada corporation, we are also subject to provisions of the Nevada Revised Statutes, which contain certain anti-takeover provisions. Any provision of our Articles of Incorporation, bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our secuirities.

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Risks Related to our Business

Since we have no operating history, it is difficult for potential investors to evaluate our business.

Our lack of operating history may hinder our ability to successfully meet our objectives and make it difficult for potential investors to evaluate our business or prospective operations. As a start-up company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We expect to need additional funding in the future to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay future expansion and/or commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our independent public accounting firm has expressed substantial doubt about our ability to continue as an ongoing concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt in our ability to continue as a going concern based on our lack of operating history. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have any key person insurance.

Our management may participate in other business ventures, which could create a conflict of interest for such management.

There may be conflicts of interests between our Company, its management and investors. Our officers and directors may act as members and/or management of other entities and may have current or future responsibilities to such entities, which entities may have similar business plans to our Company. Investors will have no right to participate in such entities or have any rights to the assets or operations thereof. To the extent our management spend time on such investment and/or management activities, they may not be able to devote full-time to our Company’s operations. Specifically, our sole director and officer, Aldo Baiocchi, beneficially holds a majority of the interests in and provides services to Daymak Inc., which principally owns the interests in AEV and will serve as a distributor for the Company. Mr. Baiocchi will try to balance our interests with his duties to entities owned or managed by him; however, to the extent that he takes actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on the value of our Units. Notwithstanding the foregoing, Mr. Baiocchi does intend to devote at least 40 hours per week to the management of the Company. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

We expect to face intense competition, often from companies with greater resources and experience than we have.

Our industry is highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some have more experience than we have in the development of products. In addition, large and well-established competitors will have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

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Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity, and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

We intend to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing the Company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay the pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent on our trademarks, trade secrets, copyrights and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential infringers. In addition, third parties have and may counterfeit our products. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business reputation or our ability to compete. In addition, protecting intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property and/or counterfeiting of our products, we could lose potential revenue, experience diminished brand reputation, and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

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We could be subject to costly product liability claims related to our products.

Since our products are intended for human use, we face the risk that the use of our products may result in injury to people. We face even greater risks upon further commercialization of our products. An individual may bring a product liability claim against us alleging that one of our products causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

●	the inability to commercialize our products;
●	decreased demand for our products;
●	regulatory investigations that could require costly recalls or product modifications;
●	loss of revenue;
●	substantial costs of litigation;
●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves;
●	an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;
●	the diversion of management’s attention from our business; and
●	damage to our reputation and the reputation of our products.

Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

If we fail to comply with government laws and regulations, it could have a materially adverse effect on our business.

We are subject to federal, state and local laws and regulations and may become subject to additional laws and regulations in the future. We exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. We will also take such laws into account when planning future operations and acquisitions. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance, however, that we will not be found in noncompliance in any particular situation.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters, risks of lawsuits from our employees, and risks of lawsuits from customers who are injured from or dissatisfied with our products. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to service our indebtedness will depend on our ability to generate cash in the future.

Our ability to make payments on our indebtedness, if any, will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic and market conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash to fund our working capital requirements, capital expenditure, debt service and other liquidity needs, which could result in our inability to comply with financial and other covenants contained in our debt agreements, our being unable to repay or pay interest on our indebtedness, and our inability to fund our other liquidity needs. If we are unable to service our debt obligations, fund our other liquidity needs and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

11

Our business is subject to the risks inherent in global sourcing activities.

As a company engaged in sourcing on a global scale, we are subject to the risks inherent in such activities, including, but not limited to:

●	imposition of additional duties, taxes and other charges or restrictions on imports or exports;
●	unavailability of, or significant fluctuations in the cost of, raw materials;
●	compliance by us and our independent suppliers with labor laws and other foreign governmental regulations;
●	increases in the cost of labor, fuel (including volatility in the price of oil), travel and transportation;
●	compliance with applicable laws and regulations, including other laws and regulations regarding the sourcing of materials in the company’s products, the FCPA and other global anti-corruption laws, as applicable, and other U.S. and international regulations and requirements;
●	regulation or prohibition of the transaction of business with specific individuals or entities and their affiliates or goods manufactured in certain regions by any government or regulatory authority in the jurisdictions where we conduct business, such as the listing of a person or entity as a Specially Designated National or Blocked Person by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the issuance of Withhold Release Orders by the U.S. Customs and Border Patrol;
●	disruptions or delays in shipments whether due to port congestion, other shipping capacity constraints or other factors, which may result in increased inbound freight costs;
●	loss or impairment of key manufacturing or distribution sites;
●	inability to engage new independent suppliers that meet the company’s cost-effective sourcing model;
●	product quality issues;
●	political unrest, including protests and other civil disruption;
●	public health crises, such as pandemic and epidemic diseases, and other unforeseen outbreaks;
●	natural disasters or other extreme weather events, whether as a result of climate change or otherwise;
●	acts of war or terrorism and other external factors over which we have no control.

In addition, we do not control our manufacturer or suppliers or other vendors or their labor, environmental or other business practices. The violation of labor, environmental or other laws by a supplier or vendor from those generally accepted as ethical or appropriate in the U.S. could interrupt or otherwise disrupt the shipment of our products, harm our brand and trademarks, or damage our reputation. The occurrence of any of these events could materially adversely affect our business, financial condition, and results of operations.

We will be dependent on a limited number of distribution and sourcing centers. Our ability to meet the needs of our customers and our retail stores and e-commerce sites depends on the proper operation of these centers. If any of these centers were to shut down or otherwise become inoperable or inaccessible for any reason, including as a result of the ongoing Covid-19 pandemic, we could suffer a substantial loss of inventory and/or disruptions of deliveries to our retail and wholesale customers.

Our business may be subject to increased costs due to excess inventories and a decline in profitability as a result of increasing pressure on margins if we misjudge the demand for our products.

If we misjudge the market for our products, or demand for our products is impacted by an unforeseen factor, such as the Covid-19 pandemic, we may be faced with significant excess inventories. If that occurs, we may be forced to rely on destruction, donation, markdowns, or promotional sales to dispose of excess or slow-moving inventory, which may negatively impact our gross margin, overall profitability and efficacy of our brands.

We could experience delays or production issues at our manufacturing facility that could harm our business.

We do not manufacture our own products at this point. Some of the challenges we may experience at our manufacturing facility include but are not limited to: insufficient production capacity to meet growing demand, errors in making products to our specifications, inability to obtain sufficient raw materials, poor quality control, failure to meet production deadlines, increases in manufacturing costs and failure to properly use our intellectual property. Any occurrence that could require our facility to shut down, suspend manufacturing or otherwise discontinue operations could have a materially negative impact on our manufacturing and could harm our business.

12

The imposition of duties and tariffs by the United States government on foreign goods could negatively impact our business.

If any of our products are manufactured outside of the United States, we will be required to pay federal tariffs to the US government. The federal government can increase these duties without notice, and we cannot predict the nature or timing of any additional duties or tariffs that may be imposed in the future. If additional duties or tariffs are imposed, our margins and earnings may be negatively affected, and therefore our business may be negatively impacted.

The success of our business relies heavily on our integrity in the industry and our ability to respond to changing industry trends in a timely manner.

A negative impression within the industry and/or our customer base of our price integrity, product integrity, design, executive leadership, customer service, and or marketing could negatively affect demand for our products. Furthermore, our products are subject to rapidly changing trends and consumer preferences. If we do not anticipate and respond promptly to changing customer preferences and trends, our sales and results of operations may be negatively impacted. Our success also depends in part on our creating compelling marketing campaigns that appeal to our customers.

Our business is subject to seasonal fluctuations.

We expect our sales will be affected by seasonal fluctuations. Poor sales during a peak season for the Company could have a material adverse effect on its full year operating results and result in higher inventories. In addition, fluctuations in net sales, operating income and operating cash flows of the company in any fiscal quarter may be affected by the timing of wholesale shipments and other events affecting retail sales, including adverse weather conditions or other macroeconomic events, like health pandemics.

Our business is subject to computer system disruption and cyber security threats, including a personal data or security breach, which could damage our relationships with our customers, harm our reputation, expose us to litigation and adversely affect our business.

We depend on digital technologies for the successful operation of our business, including corporate email communications to and from employees, customers, stores and vendors, the design, manufacture and distribution of our finished goods, digital marketing efforts, collection and retention of customer data, employee and vendor information, the processing of credit card transactions, online e-commerce activities and our interaction with the public in the social media space. The retail industry, in particular, has been the target of many recent cyber-attacks. As part of our business model, we collect, retain, and transmit confidential information over public networks. In addition to our own databases, we use third party service providers to store, process and transmit this information on our behalf. We cannot control third parties and cannot guarantee that a personal data or security breach will not occur in the future either at their location or within their systems. Any misappropriation of confidential or personal information gathered, stored or used by us, be it intentional or accidental, could have a material impact on the operation of our business, including severely damaging our reputation and our relationships with our customers, employees and investors. We may also incur significant costs implementing additional security measures to protect against new or enhanced data security or privacy threats, or to comply with current and new state, federal and international laws governing the unauthorized disclosure of confidential and personal information which are continuously being enacted and proposed. We could also face sizable fines, significant breach containment and notification costs to supervisory authorities and the affected data subjects, and increased litigation as a result of cyber security or personal data breaches.

In addition, we will have e-commerce in the U.S. Given the robust nature of our e-commerce presence and digital strategy, it is imperative that we maintain uninterrupted operation of our: (i) computer hardware, (ii) software systems, (iii) customer marketing databases, and (iv) ability to email our current and potential customers. Despite our preventative efforts, our systems are vulnerable from time-to-time to damage, disruption or interruption from, among other things, physical damage, natural disasters, inadequate system capacity, system issues, security breaches, email blocking lists, computer malware or power outages. Any material disruptions in our e-commerce presence or information technology systems could have a material adverse effect on our business, financial condition and results of operations.

13

Unforeseen or recurring operational problems at our manufacturer, or a catastrophic loss of our manufacturing facility, may cause significant loss or delayed production and adversely affect the results of operations.

If our manufacturer’s facility is compromised or shut down, it may experience prolonged startup periods, regardless of the reason for the compromise or shutdown. Those startup periods could range from several days to several weeks or longer, depending on the reason for the compromise or shutdown and other factors. Any disruption in operations at its facility could cause a significant loss of production, delays in our ability to produce our products and adversely affect the results of operations and negatively impact our customers. We could be required to contract with a new manufacturer, which would cause further delays in our production.

The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, reputational damage, or increased warranty costs may negatively affect our business.

Should we determine that a safety or other defect or noncompliance exists with respect to certain of our products prior to the start of production, the launch of such vehicle could be delayed until such defect is remedied. The costs associated with any protracted delay in new product launches necessary to remedy such defects, or the cost of recall campaigns or warranty costs to remedy such defects in products that have been sold, could be substantial. Further, adverse publicity surrounding actual, or alleged safety-related or other defects could damage our reputation and adversely affect sales of our products.

We are dependent on our suppliers, and the inability of these suppliers to deliver necessary components of our products in a timely manner at prices, quality levels, and volumes acceptable to us, or product end-of-life, or our inability to efficiently manage these components, could have a material adverse effect on our financial condition and operating results.

Our products contain numerous purchased parts which we source globally from direct suppliers. Any significant unanticipated demand or delays with our suppliers could require us to procure additional components in a short amount of time. There is no assurance that we will be able to secure additional or alternative sources of supply or develop our own replacements for certain highly customized components of our products. If we encounter unexpected difficulties or delays with key suppliers, and if we are unable to fill these needs from other suppliers, we could experience production delays and potential loss of access to important technology and parts for producing, servicing and supporting our products.

There is no assurance that suppliers will ultimately be able to meet our cost, quality and volume needs. Furthermore, as the scale of our product production increases, we will need to accurately forecast, purchase, warehouse and transport to our manufacturing facilities components at much higher volumes than we have experience with. If we are unable to accurately match the timing and quantities of component purchases to our actual production plans or capabilities, or successfully implement automation, inventory management and other systems to accommodate the increased complexity in our supply chain, we may have to incur unexpected storage, transportation and write-off costs related to inventory obsolescence, which could have a material adverse effect on our financial condition and operating results.

We may be unable to accurately forecast our product delivery needs, which could harm our business, financial condition and results of operations.

We intend to utilize a common carrier to deliver vehicles sold to our customers. It will be important to accurately forecast vehicle delivery volumes in advance. It will/may be difficult to predict, especially months in advance, our vehicle delivery volumes and it could have a material adverse effect on our business, financial condition, and results of operations.

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We will be almost entirely dependent upon revenue generated from a limited number of products in the near term, and our future success will be dependent upon our ability to design and achieve market acceptance of new product offerings.

We will initially be offering six products. while we perform research and development for additional products.

There can be no assurance that we will be able to sustain revenues from current product offerings, nor design future models of products, or develop future services that will meet the expectations of our customers, or that our future models will become commercially viable.

We may experience in the future significant delays or other complications in the design, manufacture, launch and production ramp of our products, which could harm our brand, business, prospects, financial condition and operating results.

We may experience future launch, manufacturing and production ramp delays or other complications in connection with our products. For example, we may underestimate the amount of time necessary for testing and design changes. Any significant additional delay or other complication in the production of our products or the development, manufacture, launch and production ramp of our future products, including complications associated with expanding our production capacity, supply chain or regulatory approvals, could materially damage our brand, business, prospects, financial condition and operating results.

We may experience lower-than-anticipated market acceptance of our products.

We are newly entering the US market. At this time, it is difficult to measure US consumers’ willingness to adopt LEVs as a mode of transportation or recreation.

Future disruptive new technologies could have a negative effect on our business.

We are subject to the risk of future disruptive technologies. If new vehicle technologies (electric or otherwise) develop that are superior to our vehicles, or are perceived to be superior by consumers, it could have a material adverse effect on us.

The Company has no current customers and expects that a significant portion of our future sales will be from a limited number of customers. The loss of any of these customers could materially harm our business.

A significant portion of our projected near future revenue is expected to be generated from a limited number of customers. We have no contracts with customers that include long-term commitments that ensure future sales of products. The loss of or a reduction in sales or anticipated sales to our most significant customers before we are able to build a larger customer base could have a material adverse effect on our business, prospects, financial condition and operating results.

If we are unable to design, develop, market and sell new products that address additional market opportunities, our business, prospects and operating results will suffer.

We may not be able to successfully develop new products and services, address new market segments or develop a significantly broader customer base. Our failure to address additional market opportunities would harm our business, financial condition, operating results and prospects.

15

If we are unable to address the service requirements of our customers, our business could be materially and adversely affected.

Demand for our products will depend in part on the availability of service providers. We currently intend to directly service our products. If we are unable to satisfactorily service our current and future customers, our ability to generate customer loyalty, grow our business and sell products could be impaired.

We may not be able to accurately estimate the supply and demand for our products, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our supply requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We will be required to provide forecasts of our demand to our suppliers several months prior to the scheduled delivery of products to our prospective customers. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt the manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of vehicles to our customers could be delayed, which would harm our business, financial condition and operating results.

We may be exposed to liability for infringing upon other companies’ intellectual property rights.

Our success, in part, is dependent on our ability to operate without infringing on others’ proprietary rights. While we are not aware of any patents and trademarks which would cause our products or their use to infringe the rights of any third parties, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to a great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights in a suit with another party.

Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition and operating results.

Our products are sold with warranties, and as a result we need to maintain warranty reserves to cover any warranty-related claims. If our warranty reserves are inadequate to cover such future warranty claims, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

The success of our business depends on attracting and retaining a large number of customers. If we are unable to do so, we may not be able to achieve profitability.

Our success depends on attracting a large number of potential customers to purchase our products. In addition, we will likely incur significant and sustained advertising and promotional expenditures. To date, we have no experience selling our products and we may not be successful in attracting and retaining a large number of consumer and commercial customers. If, for any of these reasons, we are not able to attract and maintain consumer and commercial customers, our business, prospects, financial condition, results of operations, and cash flows would be materially harmed.

16

We may be unable to adequately control the capital expenditures and costs associated with our business and operations.

We will require significant capital to develop and grow our business, including developing our products. We expect to make additional capital expenditures and incur substantial costs as we prepare to commercially launch sales of our products and grow our business, including research and development expenses, raw material procurement costs, sales and distribution expenses as we build our brand and market our products, and general and administrative expenses as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to complete the design and development of our products but also to control our capital expenditures and costs. As we expand our product portfolio, we will need to manage costs effectively to sell those products at our expected margins. If we are unable to cost efficiently design, manufacture, market, sell and distribute and service our products, our business, prospects, financial condition, results of operations, and cash flows would be materially and adversely affected.

Our products will make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have been observed to catch fire or vent smoke and flame.

The battery packs within certain of our products will make use of lithium-ion cells. If not properly managed or subject to environmental stresses, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of battery packs in our vehicles could occur, which could result in bodily injury or death and could subject us to lawsuits, field actions (including product recalls), or redesign efforts, all of which would be time consuming and expensive and could harm our brand image. Also, negative public perceptions regarding the suitability of lithium-ion cells, the social and environmental impacts of mineral mining or procurement associated with the constituents of lithium-ion cells, or any future incident involving lithium-ion cells, such as a vehicle or other fire, could materially and adversely affect our reputation and business, prospects, financial condition, results of operations, and cash flows.

If our patents expire or are not maintained, our patent applications are not granted or our patent rights are contested, circumvented, invalidated or limited in scope, we may not be able to prevent others from selling, developing or exploiting competing technologies or products, which could have a material adverse effect on our business, prospects, financial condition, results of operations, and cash flows.

We cannot assure you that our future patent applications, if any, will be issued as patents. Even if our patent applications are issued into patents, these patents may be contested, circumvented, or invalidated in the future. In addition, the rights granted under any issued patents may not provide us with adequate protection or competitive advantages. The claims under any patents that are issued from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that are issued from our pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. Many of these existing patents and patent applications might have priority over our patent applications and could subject our patents to invalidation or our patent applications to rejection.

17

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, prospects, financial condition, results of operations, and cash flows.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws and regulations. The FCPA and similar laws prohibit us and our officers, directors, employees, and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition, and reputation. Our policies and procedures designed to ensure compliance with these regulations may not be sufficient and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flows. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our common stock.

We are, and may in the future be, subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, prospects, financial condition, results of operations, and cash flows.

We are subject to various litigation matters from time to time, the outcome of which could have a material adverse effect on our business, financial condition, and results of operations. Claims arising out of actual or alleged violations of law could be asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, tort laws, environmental laws, intellectual property laws, privacy laws, labor and employment laws, securities laws, and employee benefit laws. Claims may also arise out of actual or alleged breaches of contract or other actual or alleged acts or omissions by or on behalf of us. These actions could expose us to adverse publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. Even if we are successful in defending against legal claims, litigation could result in substantial costs and demand for management resources.

If we do not pay the seller the money owed for purchase of our LEV assets by June 30, 2024, we will be in default under the purchase agreement with the seller, which would have a material negative impact on our operations.

We have until June 30, 2024 to pay the purchase price for assets. If we do not pay the entire amount by such date, we will be in default under the purchase agreement, as amended, and the seller would have the right to bring suit against and might be able to recapture such assets, which would have a material negative impact on our business, as we would have to develop our new LEVs or acquire the rights make or sell other third party LEVs. If we are not able to negotiate with the seller to accept payment in shares, we will have to raise capital to pay the amounts due in cash, which debt or equity capital could be on terms better than those offered in this offering.

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EACH RISK DESCRIBED ABOVE MAY AFFECT THE MANAGEMENT, INVESTMENT, OR OTHER TRANSACTIONS RELATED TO THE COMPANY. FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH HEREIN, AN INVESTMENT IN UNITS INVOLVES A HIGH DEGREE OF RISK. ANY PERSON OR ENTITY CONSIDERING AN INVESTMENT IN SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER RISK FACTORS SET FORTH IN THIS MEMORANDUM.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

There is a significant discrepancy between the price paid by the Company’s founders for their Units ($0.0001) and the price to be paid by investors in this Offering ($1.50), resulting in immediate dilution of the value of securities purchased in this Offering by investors. Investors will experience future dilution through the issuance of any additional shares from the exercise of the founders’ Warrants at $0.0001 per share.

As an example of potential dilution, the Company’s net tangible book value as of December 31, 2022 was approximately -$26,405 or -$0.000132025 per share.

Net Tangible Book Value: -$26,405

Net Tangible Book Value Per Share: -$0.000132025

Shares Outstanding: 200,000,000

Assuming 25% of the Units offered in this offering circular are sold and that there are no other changes in net tangible book value or shares outstanding (meaning no exercise of warrants or issuances outside this offering), the net tangible book value per share would be approximately $0.0881110353 per share, a decrease in book value of $1.4118889647 to investors in this offering.

Net Tangible Book Value: 18,723,595

Net Tangible Book Value Per Share: $0.0881110353

Shares Outstanding: 212,500,000

Assuming 50% of the Units offered in this offering circular are sold and that there are no other changes in net tangible book value or shares outstanding (meaning no exercise of warrants or issuances outside this offering), the net tangible book value per share would be approximately $0.1665493111 per share, a decrease in book value of $1.3334506889 to investors in this offering.

Net Tangible Book Value: $37,473,595

Net Tangible Book Value Per Share: $0.1665493111

Shares Outstanding: 225,000,000

Assuming 75% of the Units offered in this offering circular are sold and that there are no other changes in net tangible book value or shares outstanding (meaning no exercise of warrants or issuances outside this offering), the net tangible book value per share would be approximately $0.0.2367309263 per share, a decrease in book value of $1.2632690737 to investors in this offering.

Net Tangible Book Value: $56,223,595

Net Tangible Book Value per Share: $0.2367309263

Shares Outstanding: 237,500,000

Assuming all of the Units offered in this offering circular are sold and that there are no other changes in net tangible book value or shares outstanding (meaning no exercise of warrants or issuances outside this offering), the net tangible book value per share would be approximately $0.29989438 per share, a decrease in book value of $1.20010562 to investors in this offering.

Net Tangible Book Value: $74,973,595

Net Tangible Book Value Per Share: $0.29989438

Shares Outstanding: 250,000,000

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PLAN OF DISTRIBUTION

We are offering up to 50,000,000 Units in the Company at a price per Unit of $1.50, for maximum offering proceeds of up to $75,000,000 if all offered Units are sold. Units will consist of one share of our common stock and one Warrant to purchase a share of our common stock. The minimum investment established for each investor is $1,000. There is no minimum offering amount and no provision to return investor funds if a minimum number of Units is not sold. All accepted subscription funds will be immediately available for the Company’s use.

The sale of Units will commence upon this Offering Circular, as amended, being qualified by the SEC. We will conduct separate closings, which closings will be conducted on a rolling basis promptly after receiving subscriptions and in no case less frequently than every 30 days. This offering will terminate at the earlier to occur of: (i) all Units offered hereby are sold, or (ii) three years from the date this offering circular, as amended, is qualified with the SEC. Notwithstanding the foregoing, the Company may amend this offering at any time or terminate this offering following its first closing, at which time it will file an amendment or supplement to the offering statement, as appropriate. Investors will have no rights as shareholders until their subscription has been accepted and there has been a closing of the sale of Units to the investor.

Commissions and Discounts

The following table shows the total maximum discounts, commissions, and fees payable to Entoro Securities, LLC, as Broker.

	Per Unit	Total
Public offering price	$1.50	$75,000,000.00
Maximum broker and affiliate commissions and fees,	$0.075	$3,760,000
Proceeds, before other expenses	1.425	$71,240,000

Other Terms

Entoro Securities, LLC, a broker-dealer registered with the Commission and a member of FINRA, has been engaged as placement agent for this offering, to provide the administrative and compliance related functions in connection with this offering, and as broker-dealer of record. Entoro Securities’ principal address is 333 W. Loop N., Suite 333, Houston TX, 77024.

Administrative and compliance related functions to be performed by Entoro Securities include:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;
●	Coordinating with third party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager;
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements; and
●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks).

Such services shall not include providing any investment advice or any investment recommendations to any investor.

Our Broker-Dealer is a member of the Financial Industry Regulatory Authority (FINRA). FINRA is not a government agency. Rather, it is an independent regulatory body. FINRA has established rules that govern their member brokers and dealers engaged in the sales and promotion of securities. For more information, please see FINRA’s website at finra.org.

Our Broker-Dealer is also a member of Securities Investor Protection Corporation (SIPC). SIPC is an insurance mechanism that protects investors in the event that a broker-dealer, such as Entoro, fails. In such an event, investors may regain control over cash and securities that were being held by the broker-dealer at the time of failure. This will likely not provide you any protection because Entoro is not authorized to receive cash from investors and has not been authorized to hold our securities. For detailed information on the scope of Entoro Securities, LLC’s role in the sale and promotion of our shares, please see the engagement contract presented in Exhibit 6.1 in the Offering Statement.

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Compensation

Entoro will charge 1% of the gross offering proceeds, except in instances where it has facilitated sale, for which funds specifically it will instead charge 5%. For example, if the Company directly solicits an investment from an investor, and Entoro played no role in facilitating this investors’ investment, Entoro will still earn a 1% commission on such investment. Entoro will also charge a $10,000 advisory/consulting fee, which is deemed to be earned on the latter of SEC qualification of the offering statement of which this offering circular is a part, or the issuing by FINRA of a No Objection Letter regarding Entoro’s compensation structure. In addition, we have advanced $10,000 to Entoro towards expenses, such as due diligence expenses, technology platform setup costs, and other support necessary prior to qualification of this offering. This advance is refundable to the extent not used. More broadly and inclusive of the $10,000 advance, we have agreed to reimburse Entoro for all out-of-pocket expenses incurred in connection with this engagement, including reasonable travel and amounts paid to outside professionals or experts retained in connection with Entoro’s performance under the engagement, up to a maximum of $40,000, with $15,000 being the maximum allocated for reimbursement for use of outside counsel, which Entoro may engage to assist in connection with its services in this offering. Also included under expenses, we will reimburse Entoro its filing fee of approximately $11,750 paid to FINRA for a review of Entoro’s compensation for its services in connection with this offering. The maximum expenses of $40,000 includes maximum reimbursement for outside counsel fees and any expenses incurred in conducting background checks.

While Entoro’s agreement references charges for background checks of management and significant stakeholders, we obtained such background checks through other channels acceptable to Entoro, so there will be no associated charges involving Entoro or its service providers in this offering.

Additionally, our placement agent agreement with Entoro permits Entoro to charge us at an hourly rate of $300 per hour, to a maximum of $25,000, to perform compliance reviews of any investors we might accept outside of the platform of our mutually agreed Technology Provider, Issuance.

The broker-dealer is not entitled to fees based on a right of refusal.

The total minimum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $75,000,000 raise would be $770,000, made up of $750,000 in 1% commission, a $10,000 expense advance and $10,000 in advisory and consulting fees. The total maximum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $75,000,000 raise, if all proceeds were facilitated by Entoro’s efforts, and if possible expenses and other charges were maximized, would be approximately $3,825,000, made up of approximately $3.75 million in 5% commission, $10,000 in advisory and consulting fees, maximum expenses of $40,000, and $25,000 in fees connected with manual investor reviews as described above.

Our Broker-Dealer has been authorized to promote the sales of our Company Stock through direct solicitation and marketing campaigns and subsequently directing prospective investors to the technology platform, which is operated by Issuance.

To the extent permitted by law and our certificate of incorporation, we have agreed to indemnify the participating broker- against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Placement Agent Agreement with Entoro Securities (the “Broker Dealer Agreement”). Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Investor Suitability Standards

Our Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of Units in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Units may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Units.

How to Subscribe

We have engaged Issuance Inc. (the “Technology Provider”) to provide certain technology services to us in connection with this offering by providing the online subscription processing platform. The Company has agreed to pay the Technology Provider a $15,000 platform set up fee, a monthly licensing fee of $2,495, $15 per subscription and certain processing fees. Issuance is not participating as an underwriter or placement agent of this offering and will not solicit any investments, recommend our securities, or provide investment advice to any prospective investor. All inquiries regarding this offering should be made directly to us.

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, this offering will be conducted online through our website using the digital platform tools whereby investors review and complete online subscription agreements and make payment of the purchase price through a third party processor to an account we designate.

Potential investors who are “qualified purchasers” may subscribe to purchase our Units. Any potential investor wishing to acquire such interests must:

1.	Visit our website at https://avvenire.com/investors-reg-A/. You will be prompted to create an account. Once you have created your account, you will be able to review our offering documents.

2.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in Units is suitable for you.

3.	Review and complete the subscription agreement. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

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4.	Once the completed subscription agreement is signed, you must transfer funds in an amount equal to the purchase price for the interests you have applied to subscribe for (as set out on the front page of your subscription agreement). We will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected and, if accepted, such further time until you are issued the Units.

5.	We will review the subscription documentation completed and signed by you. You may be asked to provide additional information. A representative will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the offering at any time prior to closing.

6.	Once the review is complete, we will inform you whether or not your application to subscribe for the Units is approved or denied and, if approved, the number of Units accepted. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction.

7.	If all or a part of your subscription is approved, then the number of shares and Warrants you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the Units, the subscription monies held on your behalf will be transferred to our operating account as consideration for such Units.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the Company’s governing documents. We will rely on the information you provide in the subscription agreement and the supplemental information you provide in order for us to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the Units, please notify us immediately using the contact details set out in the subscription agreement. As part of the subscription investors will be required to represent and warrant that they have read and understand this Offering Circular, as amended or supplemented. Investors will also be required to agree to indemnify the Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against the Company under the Securities Act, Exchange Act or state securities laws. Once an investor’s shares have been issued, the investor will become a shareholder of our Company for the shares contained in the Units but not the Underlying Shares.

We may permit investors to pay their subscription amount via check, ACH, wire transfer, or credit card, instructions and terms for which will be provided at our investor portal. If allowed, credit card payments will be processed by a third party, for which the investor may be charged a fee and/or be obligated to agree to terms imposed by the third-party processor.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Units offered hereby and the intended uses of such proceeds. It is possible that we may not raise the entire $75,000,000 in Units being offered through this Offering Circular. In such case, we will reallocate the use of proceeds as the board of directors deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds	$75,000,000	$56,250,000	$37,500,000	$18,750,000
Offering Costs (1)	$8,500,000 5	$6,625,000	$4,750,000	$2,875,000

Use of Net Proceeds:	$66,500,000	49,625,000	32,750,000	15,875,000

Development R&D	$6,750,000	$5,062,500	$3,375,000	$1,687,500
Molds	$472,500	$354,375	$236,250	$118,125
Tools	$3,375,000	$2,531,250	$1,687,500	$843,750
Inventory	$20,250,000	$15,187,500	$10,125,000	$8,437,500
Marketing	$6,750,000	$5,062,500	$3,375,000	$1,687,500
General Corporate	$6,750,000	$5,062,500	$3,375,000	$1,687,500
Ongoing Legal and Accounting Fees	$675,000	$506,250	$506,250	$506,250
Working Capital Reserves	$21,477,500	$15,858,125	$10,070,000	$906,875

Notes:

(1)	Entoro Securities, LLC, referred to herein as the Broker, is engaged as placement agent and for administrative and compliance related services in connection with this Offering. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to 1% of the amount raised in the Offering, or 5% of the amount raised where Entoro has facilitated sale. Additional offering costs will include legal, audit, marketing, advertising, technology and Blue Sky compliance fees.

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The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in the economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

Organization

The Company was formed in Nevada on September 15, 2022 as a corporation under the name Avvenire Electric Vehicle International Corp.

There is currently no trading market for the Company’s securities, and none is likely to develop in the near future. We qualify as an Emerging Growth Company under the JOBS Act, which will entitle us to reduced reporting obligations for a limited period of time in the future should we become subject to the reporting requirement under the Exchange Act.

Our principal executive offices are located at 3172 North Rainbow Boulevard #1254, Las Vegas, NV 89108 and our telephone number is (647) 556-3824.

Business Operations

The Company is in the business of designing, producing, and launching a suite of innovative on-road and off-road Light Electric Vehicles (LEVs) in North America and in select global markets. The Company aims to be a global leader in the LEV market by developing the next generation lineup of cutting-edge, cost-effective and environmentally sustainable holistic transportation solutions for everyday use.

In September 2022, the Company acquired from Avvenire Electric Vehicles Corp. (“AEV”), an affiliate of our sole officer, certain LEV related assets including AEV’s (the seller’s) right, title and interests in all concepts, inventions, confidential information. know-how, intellectual property, molds, and equipment for the below six vehicles:

●	Terra EBike (expected to be available to consumers Q4 2024)
●	Tectus (expected to be available to consumers Q3 2024)
●	Aspero (expected to be available to consumers Q4 2024)
●	Foras (expected to be available to consumers Q4 2024)
●	Spiritus (expected to be available to consumers 2025)
●	Skyrider (expected to be available to consumers 2026)

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The Company has agreed to pay $4,541,583.75 to AEV for these assets on or prior to June 30, 2024. The Company does not intend to use offering proceeds to repay such loan at this time and currently intends to issue AEV shares in exchange for such debt or raise the money via an alternate offering, each of which may be on terms more favorable than those offered in this offering. The proceeds of this Regulation A offering will be used to continue to work on and complete its prototypes, begin manufacturing, develop new products and build out its own production facilities, warehouses, fulfillment centers and showrooms.

All the assets are currently prototypes, with the mold for each LEV under construction, except the Aspero, which mold has been completed. In 2024, assuming it raises sufficient capital, the Company expects to

●	complete the protypes and molds for these first six products,
●	launch its products, excluding Spiritus and Skyrider, and
●	begin construction of its first production facility.

We plan to complete prototypes and molds in the following order: Terra, Tectus, Aspero, Foras Spiritus, Skyrider, although we may proceed in a different order if determined in our best interests. The manufacturing of each product will begin shortly after its prototype is completed. Management believes a diversified product portfolio will lead to a more balanced market approach. This approach mitigates the consumer acceptance risks some of our competitors experience that offer only limited products. More information on each vehicle follows below.

Avvenire Terra EBike

The Terra lets the rider explore their environment with integrated ease. With off-road capabilities, solar panels, and an entertainment system, the Terra invites the rider to get lost in the great outdoors.

It will be offered in two tiers: (1) Terra Deluxe and (2) Terra Ultimate.

TERRA DELUXE – Ride Smarter, Ride Longer:

●	500 W rear-hub motor.
●	32 km/h top speed
●	50 km range
●	Bluetooth Speakers, Coffee-cup holder, GPS

TERRA ULTIMATE – Ride Limitless:

●	500 W rear-hub motor

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●	32 km/h top speed
●	100 km range
●	HiFi Bluetooth Speakers, Coffee-cup holder, GPS
●	10A fast-charging.

Avvenire Tectus

The Tectus is designed with the independence and safety of the customer in mind. The Tectus allows its rider to travel without limitations, blocking all outdoor elements, and providing off-road capabilities.

It will be offered in two tiers: (1) Tectus Deluxe and (2) Tectus Ultimate

TECTUS DELUXE – The future of mobility scooters:

●	All Wheel Drive, with Dual 1000 W motors
●	32 km/h top speed
●	65 km range
●	Back-up camera, proximity sensors, safety lighting, GPS tracking

TECTUS ULTIMATE – For those who want more in life:

●	All Wheel Drive, with Dual 1000 W motors
●	32 km/h top speed
●	110 km range.
●	Back-up camera, proximity sensors, safety lighting, GPS tracking, finger scan keys
●	Full cabin climate-control and entertainment system
●	Self-Driving Capabilities with Ultra-sonic sensors

Avvenire Aspero

The Aspero was designed with the paths yet to be explored in mind. This ATV brings forward immense power, and a rugged, ultralight enclosure, guaranteed to deliver the thrills year-round; rain or shine.

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It will be offered in two tiers: (1) Aspero Deluxe and (2) Aspero Ultimate.

ASPERO DELUXE – Conquer and Explore:

●	All-Wheel Drive, with Dual 1000 W motors
●	55 km/h top speed
●	60 km range
●	Back-up camera, proximity sensors, safety lighting, GPS tracking.

ASPERO ULTIMATE – Unleash your inner beast:

●	All-Wheel Drive, with Dual 1000 W motors
●	55 km/h top speed
●	100 km range
●	Back-up camera, proximity sensors, safety lighting, GPS tracking, finger scan keys
●	Full cabin climate-control and entertainment system
●	Self-Driving Capabilities with Ultra-sonic sensors

Avvenire Foras

The Foras is cycling as you never imagined possible. This planet was meant to be explored, and the Foras allows the rider to do just that from the comfort of their ultralight enclosure.

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This recumbent will be offered in two tiers: (1) Foras Deluxe and (2) Foras Ultimate.

FORAS DELUXE– It is good to be outside:

●	500 W rear-hub motor.
●	32 km/h top speed
●	50 km range
●	Back-up camera, proximity sensors, safety lighting, GPS tracking.

FORAS ULTIMATE – It is great to be outside:

●	500 W rear-hub motor
●	32 km/h top speed
●	100 km range
●	10A fast-charging.
●	Back-up camera, proximity sensors, ultrasonic sensors, safety lighting, GPS tracking, finger scan keys
●	Full cabin climate-control and entertainment system

Avvenire Spiritus

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Avvenire is engineering the Spiritus to be the next step in the evolution of the electric car. The Spiritus will include solar charging and be offered in two tiers: (1) Spiritus Deluxe and (2) Spiritus Ultimate.

SPIRITUS DELUXE – The all-electric option for the modern urban commuter:

●	An accessible electric vehicle that brings together the best of what the competition has to offer in one cost-effective package.
●	6.9s 0-60 mph
●	85 mph top speed
●	Up to 180 miles of range
●	Full climate control and entertainment system

SPIRITUS ULTIMATE – The fully-loaded electric dream:

●	The most affordable electric supercar on the market. With a 0-60 of
●	1.8s, the Spiritus Ultimate is the fastest electric car in history.
●	1.8s 0-60 mph
●	147 kW all-wheel drive (3x3), 130 mph top speed
●	Up to 300 miles of range
●	Self-Driving Capabilities

Avvenire Skyrider

The Skyrider will combine technology with excellence to bring the future at the rider’s fingertips. As soon as you step into the comfort of the Skyrider cabin, you will be launched into a world where there are no roads, no traffic, no pollution, and nothing to worry about.

It will be offered in one tier, the Skyrider Ultimate.

SKYRIDER ULTIMATE– Fly lightyears ahead:

●	250 HP
●	300 km/h top speed
●	100 km range
●	Back-up camera, proximity sensors, safety lighting, GPS tracking, finger scan keys.
●	Full cabin climate-control and entertainment system.
●	5G command-center communications
●	Autopilot Capabilities with LiDAR capabilities

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Our Process

Until the Company can produce its own products, we will contract with third-party manufacturers and suppliers to meet production requirements. In September 2022, the Company launched its initial research and development location in Clarington, Ontario, and plans to roll out manufacturing capabilities in three phases with the development of three plants. The Company’s Plant #1 in Oshawa, Ontario, with approximately 60,000 square feet with estimated completion in 2024 for assembly of the Terra, Tectus, Aspero, and Foras. Our Plant #2 in Bowmanville, Ontario, with estimated completion in late 2024 for assembly of Spiritus. And our Plant #3 in Cordoba, Argentina, to be completed in 2024 for Ultimate Spiritus production. The Company has not begun construction of any plants and all such plans are contingent on the amount of capital raised in this offering.

For supply chain, Company management has in place a complete build of materials with multiple suppliers for each component. We also have an agreement with Ionix Pro for battery supplies and charging stations. Management believes it has in place proper planning to mitigate shortages in the supply chain and will continuously monitor all events to proper project and manage expectations.

For service, we have agreements with service partners available through 200 dealers worldwide. We plan to train all new dealers in most product services and expect to have an extended network in every country we plan to sell products to. In general, the main distributor will be responsible for creating a sub network of service dealers.

Sales Channels

The Company will initially focus on key geographic locations where consumer acceptance for electric vehicles is high and is supported by government incentives with a favorable regulatory regime. Other high population centers will also be targeted. The Company will build an integrated brand strategy that will include digital marketing, influencers, re-designed website, and select traditional media. Management may engage third-party marketing agencies to assist with these initiatives.

Most sales are expected to be generated through dealer network channels in North America and other international jurisdictions. We have not engaged with any distributors to date, but the Company has access to a well-established network of dealers. The Company projects 500 dealers for the on-road LEVs (Terra EBike, Foras and Spiritus), with 200 existing dealers and more than 300 dealer requests. The Company also projects 300 dealers for the off-road LEVs (Tectus, Aspero and Skyrider), with 100 existing dealers and more than 200 dealer requests. The Company has already obtained pre-orders for its product series through these sources - we have received 1,280 retail pre-orders with deposits of $100 each. All but 30 of such pre-orders ($3,000) are non-refundable.

We also intend to engage Daymak Inc., an affiliate of our sole officer Mr. Aldo Baiocchi, as a non-exclusive distributor of our products, when ready, for which it will receive a fee in line with industry standards. In addition, we intend to establish showrooms and sell products directly to retail customers. We may also sell direct to consumer via our website or future showrooms.

Market Information

Investment in clean technology has been trending upwards for several years as nations, governments, and societies overall become more aware of the damaging effects that pollution and greenhouse gas emissions have on the environment. General societal attitudes are also changing in support of more environmentally friendly solutions.

Electric vehicles (EVs) and light electric vehicles (LEVs) are a growing segment of this clean technology movement. EVs and LEVs provide safe alternative methods of transportation in a healthy and environmentally responsible manner with the use of electricity instead of fossil fuels. In recent years, LEVs have also become popular in North America and Europe, where quality manufacturers are introducing new technologies and designs of LEVs. In many jurisdictions, governments are focusing on road electro-mobility and pollution reduction.

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Government agencies around the world are seeking to implement policies to reduce carbon emissions and support green technology. Many jurisdictions are providing incentives for consumers and commuters to purchase ‘green products’ including emission-free vehicles.

Several market research groups, including Allied Research and Future Business Insights, forecast that by 2030, the addressable EV and LEV markets will grow to a market size of more than USD$1 trillion. Allied Research further projects that by 2040, over 500 million passenger EVs will be on the road globally, accounting for over 30% of all passenger vehicles. In order for the Company to break into these markets, it must raise capital to start production of its products. To produce its products, the Company will initially contract with a third party manufacturer; however, its ultimate goal is to build its own production facilities, which will take significant capital and time to accomplish. The Company will also need to establish a distribution network and deploy significant funds towards marketing its products and creating brand awareness. The Company cannot at this time estimate the portion of the EV/LEV markets that it will be able to occupy in the future, which makes an investment in Units speculative.

The LEV industry is highly competitive and subject to rapid change. It continues to expand and evolve as an increasing number of competitors and potential competitors enter the market, some large and well-established. Regulations complicate the market, as they can vary from state to state (like for three wheel cars) as well as from country to country (like for Ebikes and mobility scooters).

The Company projects the total addressable market for light electric vehicles to reach more than $1 trillion by 2027, based on market information from Allied Research.

Competitive Conditions

Over the last several years our industry has grown, encouraging the entry of new competitors as well as increasing the number of products from existing competitors. Although we compete with many other entities which may have greater resources or operating experience than we do, we intend to do better than our competitors and become the industry leader and biggest in the marketplace.

Intellectual Property

We do not currently have any trademarks or patents. Our intellectual property consists of the assets we purchased from AEV.

Employees

At the time of filing, the Company has one employee, Aldo Baiocchi, who is our sole executive officer. The Company expects to engage employees and contractors as necessary but has not done so at this point. Such employees would include, but not be limited to, additional executive officers, sales associates, marketing director, project managers, research and development director, production staff, accounting personnel, and service personnel and managers. The Company will also engage professional contractors to provide legal and accounting services.

Reports to Security Holders

We are required to keep appropriate books for the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our board of directors in accordance with the Internal Revenue Code. We will file with the SEC periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain material events. We will file updated Offering Circulars and Offering Circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports, and other information with the SEC. We will provide such documents and periodic updates electronically through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper copies at any time upon request.

Government Regulation

Each state has its own set of rules and regulations relating to the use of LEVs, which could affect the desirability of our products to our customers in a particular state. Further, future legislation could impact the manufacture, sale, and use of LEVs. Unfavorable resolution of these issues may harm our business and results of operations. Further, imported Products are subject to duties, indirect taxes, quotas and non-tariff trade barriers that may limit the quantity of products that we may import into the United States and other countries or may impact the cost of such products.

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We will be subject to general business and distributor regulations and laws in the states in which we operate, as well as Federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce, or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services.

Transfer Agent

We have engaged Colonial Stock Transfer as our transfer agent.

Bankruptcy, Receivership, Etc.

Not applicable.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings in which we are involved.

Reclassification, Merger, Consolidation, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

The Company does not currently own any real property. We do however lease executive office space at 3172 North Rainbow Boulevard #1254, Las Vegas, NV 89108. We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The consolidated financial statements include the accounts of the Company.

Results of Operations for Year Ended December 31, 2022

We have not generated any revenues as of the date of this Offering Circular. We do not intend to generate revenues for at least 12 months after raising sufficient funds in this offering to begin operations.

Liquidity and Capital Resources

At December 31, 2022, the Company had no cash and cash equivalents and no working capital. We do not anticipate generating any revenue from operations for at least one year from the date of this offering circular. We will be reliant on funds raised from our offerings to capitalize the Company.

The Company currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. The company believes that proceeds raised in its Regulation D offering and proceeds from this Regulation A offering will be sufficient to fund its operations and implement its business plan over at the next 12+ months. The Company intends to use the remaining proceeds raised through this Regulation A offering to expand the Company’s operations.

We currently have no commitments with any person for any capital expenditures.

We have no off-balance sheet arrangements.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our shareholders. The board of directors elects our executive officers annually. Our directors and executive officers as of the date of this Offering Circular are as follows:

Name	Position	Age	Term of Office
Aldo Baiocchi	CEO, President, Secretary, Chief Financial Officer (Treasurer), Director	38	September 2022-Present

Aldo Baiocchi, CEO, President, Secretary, Chief Financial Officer (Treasurer), and Director. Mr. Baiocchi is responsible for overseeing our management and strategic planning and the development of our business operations. He has over 20 years of experience in the electric vehicles industry and over 14 years of experience in the computer software industry, holding various managerial roles.

Mr. Baiocchi, Founder of Daymak Inc. in 2022 with headquarters in Toronto, is a pioneer in personal light electric vehicles (LEVs). Daymak has a world-class global distribution network including 150 dealers and big-box retailers like Walmart, Costco, and Best Buy. Daymak is the number one distributor and developer of LEVs in Canada with more than 100,000 vehicles sold and is known for cutting-edge designs like the world’s first fully wireless e-bike and Canada’s first solar-powered, off-road e-bike. Daymak has been named one of the greenest companies in Ontario and won multiple awards.

In 1997, Mr. Baiocchi established Aludra Inc., a technology services and internet applications company in Canada, the common shares of which commenced trading in November 2000 on the Canadian Venture Exchange (which was later renamed as the TSX Venture Exchange in 2001). Mr. Baiocchi served as director for Aludra Inc. from 1997 to 2002 and was responsible for managing a team of multimedia website developers and product sales.

Mr. Baiocchi co-founded Microforum Inc. in 1987, with his last position as vice president of production until his departure in 1997. Microforum Inc. was listed on the Toronto Stock Exchange from 1996 to 2002. He was responsible for managing a team of multimedia software developers.

While at Aludra Inc. and Microforum Inc., Mr. Baiocchi managed R&D teams that developed several award-winning computer software programs that achieved millions of dollars in sales. Mr. Baiocchi obtained a bachelor’s degree of arts in economics from York University in Canada in June 1991.

Consultants

We have also engaged a number of consultants on an independent contractor basis to provide us with services such as investor relations, public relations, sales, web design, social media, engineering, mechanics, bookkeeping and research and development. These service providers are not employees of the Company and do not have written contracts with the Company.

Board Committees

We have not established an audit committee, compensation committee, or nominating committee.

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

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●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

●	Having any government agency, administrative agency, or administrative court imposes an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

●	Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

Code of Ethics

We have not adopted a Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company’s officer and directors have not received any compensation as of the date of this offering. However, the Company intends to enter into an employment agreement with Mr. Aldo Biaocchi, CEO, whereby he will be entitled to receive an initial base salary of $10,000.00 per month plus bonuses and certain other benefits, to be negotiated between Mr. Biaocchi and the Company. Mr. Baiocchi also received 20,000,000 shares of stock on the formation of the Company.

Equity Incentive Plan

We have not adopted an equity incentive plan but may elect to do so in the future.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the ownership, as of the date of July 15, 2023, of our common stock by each person known by us to be the beneficial owner of more than 10% of any class of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

As of July 15, 2023, there are 200,000,000 shares of common stock outstanding, for a total of 200,000,000 votes eligible to be cast in any Company vote.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

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Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Amount and Nature of Beneficial Ownership Acquirable	Percent of Class

Common Stock	Aldo Baiocchi 113 Edmund Seager Dr. Thornhill, Ontario Canada L4J4S8(1)	70,000,000		70,000,000	35%
All Officers and Directors	1	70,000,000		70,000,000	35%
Common stock	Global Eudamonic Capital Holdings Al Shmookh Business Center Umm Al Quwain Free Trade Zone UAQ UAE	9,000,000	(2)	9,000,000	4.5%
Common stock	Rob Abenante 102 - 131 Corniche Street, Sharjah, United Arab Emirates (UAE)	121,000,000	(3)	121,000,000	60.5%

(1)	Aldo Baiocchi holds his Shares through entities he controls, Baiocchi ventures Inc. and 2659948 ONTARIO INC.

(2)	Global Eudamonic Capital Holdings is principally owned and controlled by Dr. Hajnalka Eross.

(3)	Rob Abenante holds his securities through Cavallo. Mr. Abenante performs consulting services for the Company and owns a significant portion of AEV.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company’s officers and directors and their Affiliates may act in a similar capacity for or be an investor in other business entities engaged in making similar investments to those contemplated to be made by the Company or may raise investment funds for other investors, companies, partnerships, or entities that may compete with the Company. To the extent their time is required on these business and management activities, they may not be available to be involved in the day-to-day monitoring of the Company’s operations.

Payments to the officers, directors and their affiliates for services rendered to the Company have not been and will not be determined by arm’s length negotiations. The Company may engage affiliates of the Company’s management and Board of Directors to provide services to the Company, which services will be paid at rates the Board of Directors believes to be in accordance with market standards.

Attorneys, accountants, and/or other professionals representing the Company may also serve as counsel or agent to the officers and directors of the Company or their Affiliates. As a result, conflicts may arise, and if those conflicts cannot be resolved or the consent of the respective parties cannot be obtained to the continuation of the multiple representations after full disclosure of any such conflict, such counsel will withdraw from representing one or more of the conflicting interests with respect to the specific matter involved.

Related Party Transactions

The Company acquired its assets from AEV. AEV is managed by Aldo Baiocchi, our sole officer, Robert Abenante, a Company consultant and significant owner, and a third party. AEV is principally owned by Daymak Inc., an affiliate of Aldo Baiocchi. AEV acquired the assets from Daymak Inc. and resold them to the Company at essentially its cost in an effort to reorganize the ownership structure of the assets. The Company must pay the purchase price for the assets prior to June 30, 2024- all amounts due are outstanding as of the date of this offering circular.

The Company sold an aggregate of 200,000,000 common shares and 200,000,000 Warrants to affiliates of the Company’s sole officer and directors and AEV, and to Aldo Baiocchi, for a price of $0.0001 per share and $0.0001 per Warrant upon formation of the Company. See “Security Ownership of Management And Certain Securityholders.”

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Daymak Inc. is expected to act as a non-exclusive distributor of the Company’s products, for which it will receive a fee in line with industry standards, the terms of which distribution have yet to be agreed upon by the parties.

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws. Each of the foregoing documents has been filed as an exhibit to this Offering Circular and the following summary is subject to, and qualified in its entirety by, the applicable documents.

Common Stock

The Company is authorized to issue 509,200,000 shares of common stock. As of the date of this Regulation A Offering Circular, 200,000,000 shares are outstanding and were issued on the Company’s formation on September 15, 2022, to four holders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. Shareholders may take action by written consent. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends to common stockholders since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all our debts and other liabilities.

Warrants

The Company issued 200,000,000 Warrants attached to the 200,000,000 shares issued on the Company’s formation on September 15, 2022. Each Warrant permits the purchase of one share at an exercise price of $0.0001 per share, as adjusted. These Warrants expire October 1, 2027.

No Warrant may be exercised until at least one year from its issuance. Further, Warrants may not be exercised unless the shares underlying the Warrants have been included in an offering under Tier 2 of Regulation A promulgated under the Securities Act or are otherwise registered with the SEC. When eligible, Warrants may be exercised at a price of $3.00 per share. Notwithstanding the foregoing, in the event the shares become publicly traded (on national securities exchange or over the counter market or alternative trading system) and trade at a price of $3.25 or more, the termination date of the Warrants will be accelerated to the day thirty (30) days from the first date the shares trade at such price. Warrants will expire October 21, 2027. Warrants may not be transferred without consent from the Company. Further, The Company is under no obligation to include the Underlying Shares in any Regulation A offering or to otherwise register the Underlying Shares with the SEC.

Nevada Anti-Takeover Provisions

We are subject to Sections 78.411 through 78.444 of the Nevada Revised Statues which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Nevada corporation for three years following the date these persons become interested stockholders. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 10% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

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We are also subject to Sections 78.378 through 78.3793 of the Nevada Revised Statutes, commonly referred to as the “control share law”, so long as we have 200 or more shareholders of record, at least 100 of whom are in Nevada. The control share law provides, among other things, that a person (individually or in association with others) who acquires a “controlling interest” (which, under the definition in the control share law, can be as small as 20% of the voting power in the election of directors) in a corporation will obtain voting rights in the “control shares” only to the extent such rights are conferred by a vote of the disinterested shareholders. In addition, in certain cases where the acquiring party has obtained such shareholder approval for voting rights, shareholders who voted against conferring such voting rights will be entitled to demand payment by the corporation of the fair value of their shares.

The Nevada Revised Statutes further allow our board of directors to consider factors other than the offering price in deciding upon whether to reject or approve a tender offer or proposed merger or similar transaction. These factors include:

●	the effect on employees, suppliers and customers;

●	the economy of Nevada and the nation;

●	the effect on the communities in which offices of the corporation are located; and

●	the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be better served by continued independence.

The provisions of Nevada law and our articles of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

RETIREMENT TRUSTS AND OTHER BENEFIT PLAN INVESTORS

Each respective investor that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of investors to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, the management of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

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Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the equity interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

EXPERTS

Our financial statements for fiscal year ended December 31, 2022 included in this Offering Circular have been audited by Abdi Sheikh-Ali, CPA, PLLC as stated in its report appearing herein. Such financial statements have been included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an Offering Statement on Form 1-A under the Securities Act with respect to the interests offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the Offering Statement and its exhibits. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Offering Statement for copies of the actual contract, agreement or other document filed as an exhibit to the Offering Statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the interests of the Company and other matters relating to the offer and sale of the Units under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this offering circular should be directed to:

Avvenire Electric Vehicle International Corp.

3172 North Rainbow Boulevard #1254, Las Vegas, NV 89108

(647) 556-3824

Email: aldo@avvenire.ca

We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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FINANCIAL STATEMENTS

Avvenire Electric Vehicle International Corp.

Avvenire Electric Vehicle International Corp.

F-1

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

UNAUDITED DRAFT FINANCIAL STATEMENTS FOR

THE PERIOD ENDED JUNE 30, 2023

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Balance Sheet

As at June 30, 2023

$
Non-Current Assets
Property and equipment	4,541,584
Total Non-Current Assets	4,541,584

CURRENT LIABILITIES AND SHAREHOLDER DEFICIT

Current Liabilities
Accrued expenses	34,180
Dues to Related party	4,546,809
Total Liabilities	4,580,989
Shareholder Deficit
Common stock: par value of $0.0001 per share
Authorized: 509,200,000 shares at September 30,2022
Issued and outstanding: 200,000,000 Shares at September 30, 2022	20,000
Retained deficit	(59,405)
Total Shareholder Deficit	(39,405)

TOTAL SHAREHOLDER DEFICIT AND LIABILITIES	4,541,584

The accompanying notes form an integral part of this financial

F-2

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Statement of Operations

For the period ended June 30, 2023

$

Sales	-

Cost of sales	-
Gross profit	-

Other income	-
-
Expenses
Operational	13,000

13,000

Net profit/(loss) before taxation	(13,000)

Taxation	-
Net profit/(loss) after taxation	(13,000)

The accompanying notes form an integral part of this financial statement.

F-3

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Statement of Shareholder Deficit

For the period ended June 30, 2023

	Common Shares #	Amount par value (0.0001) $	Retained Deficit $	Total $

Shares issued to Founders paid in cash	200,000,000	20,000	-	20,000

Net Loss	-	-	(46,405)	(46,405)

Balance as at December 30,2022	200,000,000	20,000	(46,405)	(26,405)

Shares issued to Founders paid in cash	-	-	-	-

Net Loss	0	-	(13,000)	(13,000)

	-	-	(13,000)	(13,000)
Balance as at June 30,2023	200,000,000	20,000	(59,405)	(39,405)

The accompanying notes form an integral part of this financial

F-4

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Statement of Cash Flows

For the period ended June 30, 2023

$
Cash Flow from Operating Activities
Net profit/(loss)	(13,000)

Working capital changes
Increase (Decrease) in accounts payable and accrued expense	13,000

Net Cash used from Operating Activities	-

Cash Flow from Financing Activity
Capital Contributions	-
(Decrease)/ increase in dues to a related party	-
Net Cash used in Financing Activities	-

Net increase/(decrease) in cash and cash equivalents	-

Cash and cash equivalents at the beginning of the year	-

Cash and cash equivalents at the year end	-

Supplementary cash flow information

Non-cash acquisition of assets	-
Cash paid for interest	-
Cash paid for income taxes	-

The accompanying notes form an integral part of this financial

F-5

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

1.	Incorporation and Principal Activity

Avvenire Electric Vehicle International Corp. (The Company) is a newly formed corporation organized in the State of Nevada on September 15, 2022. The Company was founded to sell Light Electric Vehicles (LEV) such as mobility scooters, regular scooters, e-bikes, e-toys etc. which are developed through its R&D division.

2	Statement of Accounting policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”).

(b)	Use of Estimates

In the application of the Company’s accounting policies, which are described in Note 2, the directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation and uncertainty at the reporting date that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities in the financial statements:

i)	Useful lives of Property, plant and equipment

Management reviews the estimated useful lives of property, plant and equipment at the end of each year to determine whether the useful lives should remain the same.

ii)	Impairment of financial assets

Management makes judgement at the end of each reporting period to determine whether financial assets are impaired. Financial assets are impaired when the carrying value is greater that the recoverable amount and there is objective evidence of impairment. The recoverable amount is the present value of the future cash flows.

F-6

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

(c)	Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no current business activity with losses of $46,405 for the inception-to-date period ended December 31, 2022. The Company’s ability to continue as a going concern is dependent on continued support from a related party. This gives rise to substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance of these fianancial statements.

(d)	Property, plant and equipment

Items of property, plant and equipment are measured at cost less accumulated deprecation and any accumulated impairment losses. Depreciation is charged so as to allocate the cost of assets less their residual values over their estimated useful lives, using the straight line method.

Computer equipment	3 years
Molds	5 years

Assets are reviewed for impairment whenever there is objective evidence to indicate that the carrying amount of an asset is greater than its estimated recoverable amount. The excess of the carrying amount above the recoverable amount is written off to the statement of income.

The gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognised in the statement of income.

(e)	Income Taxes

In accordance with ASC 270, Interim Reporting, and ASC 740, Income Taxes, the Company is required at the end of each interim period to determine the best estimate of its annual effective tax rate and then apply that rate in providing for income taxes on a current year-to-date (interim period) basis. For the inception to date period ended December 31, 2022 , the Company recorded no tax expense or benefit due to the expected current year loss. The Company has not recorded its net deferred tax asset as of September 30, 2022 because it maintains a full valuation allowance against all deferred tax assets as management has determined that it is not more likely than not that the Company will realize these future tax benefits.

Deferred tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized.

F-7

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

2	Summary of significant accounting policies-cont’d

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the assets realized based on tax rates (tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is charged or credited to profit and loss, except when it relates to items charged or credited to the statement of operations, in which case the deferred tax is also dealt with in the statement of operations.

(f)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash depsoits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of June 30,2023 the Company did not have any balances in excess of the federally insured limits.

(g)	Financial liabilities

The Company’s financial liabilities are classified as either long or current financial liabilities.

(h)	Cash and cash equivalents

Cash and cash equivalents are held for the purpose of meeting short-term cash commitments. These are readily convertible to known amounts of cash, with maturity dates of three (3) months or less.

(i)	Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or where appropriate, a shorter period.

The Company derecognizes financial liabilities when its obligations are discharged, cancelled or expired.

F-8

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

(j)	Impairment of long-lived assets

At each reporting date, the company reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. If recoverable amount of an asset is estimated to be less than its carrying amount, an impairment loss is recognized immediately in the profit and loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

(k)	Fair Value Measurements

The company’s financial instruments consist of cash. The carrying amounts of such financial instruments approximate their respective estimated fair value.

The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

The Company has adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures, which defines fair value, and establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity- specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

● Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

● Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; and

● Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement. Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate the fair value because of the immediate or short-term maturities of the financial instruments.

F-9

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

(l)	Warrant Liability

The Company accounts for stock warrants as either equity instruments, derivative liabilities, or liabilities in accordance with ASC 480, Distinguishing Liabilities from Equity (ASC 480), depending on the specific terms of the warrant agreement. Warrants that the Company may be required to redeem through payment of cash or other assets outside its control are classified as liabilities pursuant to ASC 480 and are initially and subsequently measured at their estimated fair values. As of December 31, 2022 the Company’s warrants were not considered liabilities.

(m)	Recent Accounting Pronouncements

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Start-ups Act of 2012, (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended, for complying with new or revised accounting standards applicable to public companies. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Accounting Pronouncements Not Yet Adopted

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequences of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financial statements properly reflect the change.

In August 2020, the FASB issued ASU 2020-06 “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity” (“ASU 2020-06”). The intention of ASU 2020-06 is to address the complexities in accounting for certain financial instruments with a debt and equity component. Under ASU 2020-06, the number of accounting models for convertible notes will be reduced and entities that issue convertible debt will be required to use the if-converted method for the computation of diluted “Earnings per share” under ASC 260. ASC 2020-06 is effective for fiscal years beginning after December 15, 2021 and may be adopted through either a modified retrospective method of transition or a fully retrospective method of transition. We are currently assessing the impact this guidance will have on our financial statements.

F-10

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

Accounting Pronouncements Not Yet Adopted (cont’d)

In May 2021, the FASB issued ASU 2021-04 - Earnings Per Share (Topic 260), Debt - Modifications and Extinguishments (Subtopic 470-50), Compensation - Stock Compensation (Topic 718), and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the FASB Emerging Issues Task Force). ASU 2021-04 clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. Modifications and exchanges should be treated as an exchange of the original instrument for a new instrument. The amendment requires entities to measure the effect as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged if the modification or the exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements.

For all other modifications or exchanges, the effect should be measured as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged for all other modifications or exchanges. The amendments require entities to recognize the effect on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration. The amendments also require entities to recognize the effect in accordance with the guidance in Topic 718, Compensation - Stock Compensation. ASU No. 2021-04 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. ASU 2021-04 will be adopted on October

1, 2022 and will not have a material impact to these financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses.” The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, and requires the modified retrospective approach. Early adoption is permitted. Based on the composition of the Company’s trade receivables and other financial assets, current market conditions, and historical credit loss activity, the Company is currently in the process of evaluating the impact of this guidance on our financial statements.

F-11

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

Accounting Pronouncements Not Yet Adopted (cont’d)

In October 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. Under ASU 2021-08, an acquirer must recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. The guidance is effective for interim and annual periods beginning after December 15, 2022, with early adoption permitted. The Company is currently in the process of evaluating the impact of this guidance on our financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3	Common Stock and Warrants

The Company is authorized under its Articles of Incorporation to issue 509,200,000 shares with a par value of $0.0001 per share.

For the year ended June 30, 2023 the Company issued 200,000,000 shares of common stock as follows:

i)	100,000,000 shares were issued to founder valued at $10,000 in exchange for cash.

ii)	50,000,000 shares were issued to founder valued at $5,000 in exchange for cash.

iii)	30,000,000 shares were issued to founder valued at $3,000 in exchange for cash.

iv)	20,000,000 shares were issued to founder valued at $2,000 in exchange for cash.

Fully paid common shares carry’s one vote per share and a right to dividends. Attached to each common share is a warrant to purchase one common share. (see note below)

F-12

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

Common Stock and Warrants (cont’d)

Warrants

For the inception-to-date period ended December 31, 2022, the Company issued approximately 200,000,000 common stock warrants at an exercise price of $0.0001 per share. All of the warrants issued in 2022 were issued in connection with sales of common stock. The warrants have a term of five years as follows:

i)	On September 15, 2022 the Company issued 100,000,000 warrants to investor to purchase an aggregate of 100,000,000 shares of common stock. The warrants are exercisable at any time at a price equal to $0.0001 until October 01, 2027.

ii)	On September 15, 2022 the Company issued 50,000,000 warrants to investor to purchase an aggregate of 50,000,000 shares of common stock. The warrants are exercisable at any time at a price equal to $0.0001 (subject to adjustment) until October 01, 2027.

iii)	On September 15, 2022 the Company issued 30,000,000 warrants to investor to purchase an aggregate of 30,000,000 shares of common stock. The warrants are exercisable at any time at a price equal to $0.0001 (subject to adjustment) until October 01, 2027.

iv)	On September 15, 2022 the Company issued 20,000,000 warrants to investor to purchase an aggregate of 20,000,000 shares of common stock. The warrants are exercisable at any time at a price equal to $0.0001 (subject to adjustment) until October 01, 2027.

4	Related party

Avvenire Electric Vehicle International Corp. acquired assets from Avvenire Electric Vehicle Corp. for the payable of $4,541,584 “The Purchase and Sale Agreement” on September 22, 2022. This amount is included in related party and is to be paid on or before December 15, 2023. There is no interest charged on the outstanding amount.

Also included in related party is the amount owed to Aldo Baiocchi, a related party for amounts received as financing. There is no fixed period for repayment and no interest is charged on the outstanding balance.

$

Avvenire Electric Vehicle Corp.	4,541,584
Aldo Baiocchi	5,225
4,546,809

5	Accrued Expenses

Accrued expenses as at June 30, 2023 consist of accrued legal fees.

F-13

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

6	Asset Acquisition

On September 22, 2022, the Company entered into an Asset Purchase Agreement with Avvenire Electric Vehicle Corp. to acquire molds at cost, computer equipment and electric vehicle (EV) product line. This includes molds, molds under construction, and equipment related to five principal products: Terra (ebike), Foras (enclosed ebike), Tectus (Mobility Scooter), Aspero (eATV), Spiritus (EV), Skyrider (Hovercraft).

The puchase price allocations as at September 22, 2022 is as follows:

$
Total Consideration payable in cash	4,541,584

Description
Equipment (a)	756,611
Molds (b)	256,066
Molds under construction ( c)	3,528,907
4,541,584

a)	Equipment

Certain computer equipment was acquired for research and development purposes only.

b)	Molds

The company acquired molds related to the Avvenire product series. Molds are summarized into two categories.

(i) Molds that have been completed.

Molds Summary
Aspero (covered e-atv)	256,066

(ii) Molds (under construction). These models require additional capital investment and development before they are completed.

Molds (under construction) Summary
Spiritus (e-passenger car)	1,178,560
Skyrider (flying vehicle)	509,028
Foras (covered 3 -wheel e-bike)	617,662
Terra (e-bike)	513,155
Tectus (covered mobility scooter)	710,502
Total	3,528,907

F-14

AVVENIRE ELECTRIC VEHICLE INTERNATIONAL CORP.

Notes to Financial Statements

For the period ended June 30, 2023

7	Operational Costs

$

Legal Fees - business formation, advisory	-
Business Taxes, Fees & License	13,000

13,000

8	Income Taxes

The following table presents the net deferred tax assets of June 30, 2023:

Federal income tax benefit attributable:
Net operating loss carry-forwards	2,730
Less: valuation allowance	(9,745)
Net deferred tax assets	-

Current income taxes are based upon the year’s income taxable for federal and state tax reporting dates. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. The Company’s deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three-year period.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on management’s analysis, they concluded both financial statements and tax bases of assets and liabilities are the same.

Income tax expense (benefits) to the statutory rate of 21% for the inception-to-date period ended June 30, 2023 is as follows:

Tax benefits at statutory rate 21%	(2,730)
State income tax benefits, net of federal	-
Non-deductible expenses	-
Valuation allowance	9,745
Total provision for income tax	7,015.05

The Company’s practice is to recognize the interest and and/or penalties related to income tax expense. As of June 30, 2023 the Company had no accrued interest and penalties related to uncertain tax positions.

F-15

Avvenire Electric Vehicle International Corp.

Independent Auditor’s Report Together with Financial Statements

As of December 31, 2022

F-16

Abdi Sheikh-Ali, CPA, PLLC

450 Century Parkway, Suite 250	Tel. (972) 217-4646
Allen, Texas 75013	Fax. (972) 217-4645
www.abdisheikh.com	cpa@abdisheikh.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

Avvenire Electric Vehicle International Corp:

Opinion

We have audited the financial statements of Avvenire Electric Vehicle International Corp., which comprise the balance sheet as of December 31, 2022, and the related statements of income, changes in shareholders’ equity, and cash flows from inception (September 15, 2022) to December 31, 2022, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of Avvenire Electric Vehicle International Corp. as of December 31, 2022, and the results of its operations and its cash flows from inception (September 15, 2022) to December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis of Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Financial Statements” section of our report. We are required to be independent of Avvenire Electric Vehicle International Corp., in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission, and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

As discussed in Note 3 to the financial statements, certain conditions indicate that Avvenire Electric Vehicle International Corp. may be unable to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified in respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. generally accepted accounting principles (GAAP); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Avvenire Electric Vehicle International Corp.’s ability to continue as a going concern for a period of one year from the date that the financial statements are issued.

F-17

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not absolute assurance, and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

Exercise professional judgment and maintain professional skepticism throughout the audit.

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Avvenire Electric Vehicle International Corp.’s internal control. Accordingly, no such opinion is expressed.

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Avvenire Electric Vehicle International Corp.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control—related matters that we identified during the audit.

Allen, Texas

October 24, 2023

F-18

Avvenire Electric Vehicle International

Balance Sheet

As of December 31, 2022

ASSETS
Property, plant, and equipment (idled)	$1,012,677
Assets under Construction (idled)	3,528,907
Total assets	$4,541,584
LIABILITIES
Accrued expenses	$21,180
Due to related parties	4,546,809
Total liabilities	$4,567,989
SHAREHOLDERS’ EQUITY
Common stock: par value of $0.0001 per share, 509,200,000 authorized shares Issued and outstanding: 200,000,000 shares	$20,000
Syndication costs	-
Retained earnings (deficit)	(46,405)
Total shareholders’ equity	$(26,405)
Total liabilities and shareholders’ equity	$4,541,584

See accompanying footnotes and accountant’s report

F-19

Avvenire Electric Vehicle International

Statement of Operations

For the inception-to-date period ended December 31, 2022

REVENUE

Sales revenue	$-
Total revenue	$-

Cost of goods sold	$-
Total cost of goods sold	$-

GROSS PROFIT	$-

OPERATING EXPENSES
Organizational costs	$46,405
Total operating expenses	$46,405

Earnings before interest, taxes, depreciation, and amortization	$(46,405)
Net income (loss)	$(46,405)

See accompanying footnotes and accountant’s report

F-20

Avvenire Electric Vehicle International

Statement of Cash Flows

For the inception-to-date period ended December 31, 2022

Cash flows from operating activities
Net income (loss)	$(46,405)

Adjustments to reconcile Change in net assets to net cash provided by operating activities:
Increase (decrease) in accrued expenses	21,180
Net cash provided (used) by Operating activities	$(25,225)

Cash flows from investing activities
Decrease (increase) in property, plant, and equipment	$(1,012,677)

Decrease (increase) in assets under construction	(3,528,907)
Net cash provided (used) by Financing activities	$(4,541,584)

Cash flows from financing activities

Capital contributions	$20,000
Increase (decrease) in due to related parties	4,546,809
Net cash provided (used) by Financing activities	$4,566,809

Net increase (decrease) in cash	$-

Cash at beginning of period	$-

Cash at end of period	$-

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$-

See accompanying footnotes and accountant’s report

F-21

Avvenire Electric Vehicle International Corp.

Statement of Changes in Shareholders’ Equity

For the inception-to-date period ended December 31, 2022

Description	Common Stock
	Number of Shares	Amount	Total
Shareholders’ Equity at inception	-	$-	-
Shares issued to Founders, paid cash	200,000,000	$20,000	$20,000
Capital distributions	-	-	-
Syndication costs	-	-	-
Retained earnings (deficit)	-	(46,405)	(46,405)
Shareholders’ Equity at 12-31-2022	200,000,000	$(26,405)	$(26,405)

See accompanying footnotes and accountant’s report

F-22

Avvenire Electric Vehicle International Corp.

Notes to Financial Statements - as of December 31, 2022

1.	Nature of Operations

Avvenire Electric Vehicle International Corp. (the “Company”) is a newly formed corporation organized in the State of Nevada on September 15, 2022. The Company was founded to sell Light Electric Vehicles (LEV) such as mobility scooters, regular scooters, e-bikes, e-toys, off-road bikes, etc.

2.	Significant Accounting Policies

a.	Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”). The Company has adopted a calendar year-end.

b.	Cash & Cash Equivalents

Cash & cash equivalents include cash in bank accounts and highly liquid debt instruments purchased with an original maturity of three months or less.

c.	Startup Costs

In accordance with GAAP, the Company classifies its startup costs into two categories: (a) organization costs and (b) deferred offering costs. Organization costs are expensed as incurred and deferred offering costs, which consist of certain costs incurred in connection with investment offering, are capitalized and amortized over a 12-month period. For the inception-to-date period ended December 31, 2022, the Company incurred $46,405 in organization costs and no deferred offering costs.

d.	Concentration of Credit Risk

The Company did not have any bank accounts as of December 31, 2022, but planned to maintain cash with US-based financial institutions in the future. The Federal Deposit Insurance Corporation (FDIC) insures the total deposits at financial institutions in the United States up to $250,000 per depositor.

F-23

Avvenire Electric Vehicle International Corp.

Notes to Financial Statements - as of December 31, 2022

e.	Property, Plant, & Equipment (Idled Assets)

The Company follows the practice of capitalizing all expenditures for property, plant, and equipment in excess of $500. Depreciation of all such items is computed on a straight-line basis over the estimated useful lives of the assets which generally are as follows:

Buildings	39 years
Building improvements	15 - 39 years
Molds	5 years
Furniture and equipment	3 - 7 years
Software	5 years
Vehicles	5 years
Leasehold improvements	life of lease or useful life (whichever is shorter)

Property, plant, and equipment assets are reviewed for impairment whenever there is objective evidence to indicate that the carrying amount of an asset is greater than its estimated recoverable amount. The excess of the carrying amount above the recoverable account is written off to the statement of operations. As of December 31, 2022, the Company did not recognize any depreciation of its property, plant, and equipment as it has not yet been placed in service. In accordance with ASC 360, management has suspended or deferred the depreciation of its temporarily idled property, plant, and equipment until it is placed or returned into service. Property, plant, and equipment as of December 31, 2022 consisted of the following:

Mining equipment	$756,611
Molds	256,066
Gross PP&E	$1,012,677
Accumulated depreciation	$-
Net PP&E	$1,012,677

f.	Impairment of Idled Long-Lived Assets

In accordance with ASC 860, management assesses the impairment of its temporarily idled long-lived assets at the end of each reporting period. Long-lived assets are impaired when the carrying value of the assets is greater than the recoverable amount and there is objective evidence of impairment. The recoverable amount is the present value of the future cash flows. Management did not recognize an impairment loss of its idled long-lived assets which includes property, plant, and equipment and assets under construction as of December 31, 2022

F-24

Avvenire Electric Vehicle International Corp.

Notes to Financial Statements - as of December 31, 2022

g.	Income Taxes

The Company is a newly incorporated corporation which is a C-corporation for tax purposes. The Company addresses uncertain tax positions in accordance with ASC Topic 740, Income Taxes, which provides guidance on the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Since the Company is a newly formed entity, management didn’t identify the existence of any uncertain tax positions. Deferred tax is recognized on temporary differences between the carrying amounts and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. The Company reviews the carrying amount of deferred tax assets at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. For the inception-to-date period ended December 31, 2022, the Company had a net loss and as such has made no provision for income taxes in the accompanying financial statements.

The following table represents the net deferred tax assets as of December 31, 2022:

Federal income tax benefit attributable:
Net operating loss carryforwards	$9,745
Less: valuation allowance	(9,745)
Net deferred tax assets:	$-

The current income taxes are based on the year’s income taxable for federal and state tax reporting periods. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on managements analysis, the financial statements and tax bases of the assets and liabilities are the same.

Income tax expense (benefits) to the statutory rate of 21% for the inception-to-date period ended December 31, 2022, is as follows:

Tax Benefits at statutory rate - 21%	$(9,745)
State income tax benefits, net of federal	-
Non-deductible expenses	-
Valuation allowance	9,745
Total provision of income tax	$-

F-25

Avvenire Electric Vehicle International Corp.

Notes to Financial Statements - as of December 31, 2022

h.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles at times requires the use of management’s estimates. Actual results could vary from these estimates.

i.	Advertising Costs

The Company expenses advertising costs as they are incurred. The Company did not incur any advertising expenses for the inception-to-date period ended December 31, 2022.

j.	Accrued Expenses

Accrued expenses consists of unpaid, organizational costs incurred by the Company. As of December 31, 2022, accrued expenses totaled $21,180.

k.	Related Party Transactions

The related party loan totaling $4,546,809 is reflected on the balance sheet under Due to Related Parties.

l.	Shareholders’ Capital

The Company is authorized to issue 509,200,000 (five hundred nine million two hundred thousand) common stock shares. On September 15, 2022, the Company issued 200,000,000 (two hundred million) of common stock warrants at an exercise price of $0.0001 per share. On September 15, 2022, 200,000,000 (two hundred million) of those warrants were exercised by the founders in exchange for $20,000 and as such 200,000,000 (two hundred million) of common stock are issued and outstanding as of December 31, 2022. Each issued common stock share carries one vote and a right to dividends.

m.	Subsequent Events

The Company’s management has evaluated subsequent events and transactions for potential recognition or disclosure through October 24, 2023, the date that the financial statements were available to be issued. Management is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

n.	Risk and Uncertainties

The management of the Company seeks investment opportunities that offer the possibility of attaining substantial capital appreciation and\or residual income from its business. Certain events particular to the industry in which the Company invests, as well as general economic, political conditions, or the resurgence of the coronavirus (“COVID-19”) pandemic may have a significant negative impact on the Company’s operations and profitability. Additionally, the Company is subject to changing regulatory and tax environments. Such events are beyond the Company’s control, and the likelihood that they may occur cannot be predicted.

3.	Going Concern

These financial statements are prepared on a going concern basis. The Company was founded in September of 2022 and as such has and will most likely incur significant additional costs before significant revenue is achieved. These matters raise substantial doubt about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations and pay off its related party loan due on June 30, 2024 with funding from its proposed equity financing campaign. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and refinance its related party loan which could harm its business, financial condition and operating results. The accompanying financial statements do not take into account any adjustments that could result from these uncertainties.

F-26

EXHIBITS

The following exhibits are filed with this Offering Circular:

Exhibit	Description

2.1	Certificate of Incorporation(1)
2.2	Bylaws(1)
4.1	Form of Subscription Agreement(1)
4.2	Form of Warrant(1)
6.1	Contract with Entoro Securities, LLC(1)
6.2	Contract with Issuance(1)
6.3	AEV Purchase Agreement(1)
6.4	AEV Purchase Agreement Amendment(1)
11.1	Consent of Auditor
12.1	Opinion of Legality from Dodson Robinette, PLLC

(1)	Filed with Form 1-A on September 13, 2023 and incorporated herein by reference.

39

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized November 16, 2023.

Avvenire Electric Vehicle International Corp.

November 16, 2023	By:	/s/ Aldo Baiocchi
	Name:	Aldo Baiocchi
	Title:	Chief Executive Officer
(Principal Executive Officer)
Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Aldo Baiocchi	Chief Executive Officer, President,	November 16, 2023
Aldo Baiocchi	Chief Financial Officer, Secretary, and Director

40